UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 5, 2026
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Coromar Drive
Santa Barbara, California 93117
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Annual Meeting of Stockholders of Sonos, Inc. (the "Company") was held on March 5, 2026 (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company approved a management proposal to amend the Company’s restated certificate of incorporation (the "Restated Certificate of Incorporation") to phase in declassification of its Board of Directors (the "Board"), as further described below. In addition, the stockholders of the Company approved a management proposal to amend the Restated Certificate of Incorporation to eliminate certain supermajority voting requirements, as further described below. On March 10, 2026, the Company filed an amendment to the Restated Certification of Incorporation to effect these changes, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on March 10, 2026, the Board approved an amendment to the Company's restated bylaws (the "Restated Bylaws") to make conforming changes to the Restated Bylaws with respect to phased in declassification of the Board, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Descriptions of the amendment to the Restated Certificate of Incorporation and the amendment to the Restated Bylaws in this Current Report on Form 8-K are qualified in their entirety by reference to a copy of such document that is filed as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, holders of 107,214,517 shares of the Company's common stock, or approximately 88.7% of the total outstanding shares eligible to be voted. The holders present voted on the five proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders approved the election of three Class II directors to the Board for three year terms or until their respective successors are elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carmine Arabia	93,116,534	216,869	13,881,114
Tom Conrad	93,116,869	166,534	13,881,114
Julius Genachowski	84,865,384	8,468,019	13,881,114

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2026 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,705,795	485,213	23,509	—

Proposal Three — Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2026 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,913,366	8,307,232	112,805	13,881,114

Proposal Four — Approval of an Amendment of the Company's Restated Certificate of Incorporation to Phase in Declassification of the Board

The Company’s stockholders approved the amendment of the Restated Certificate of Incorporation to phase in declassification of the Board by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,123,187	182,597	27,619	13,881,114

Proposal Five — Approval of an Amendment of the Company's Restated Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

The Company’s stockholders approved the amendment of the Restated Certificate of Incorporation to eliminate certain supermajority voting requirements by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,052,400	253,550	27,453	13,881,114

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.
3.1	Amendment to Company's Restated Certificate of Incorporation
3.2	Amendment to Company's Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: March 10, 2026	By:	/s/ Eddie Lazarus
Eddie Lazarus Chief Legal and Business Development Officer